Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of March 23, 2022 (this “Amendment”), to the Credit Agreement, dated as of July 30, 2021, among VIAD CORP, a Delaware corporation (“Borrower”), the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or the Amended Credit Agreement (as defined below), as applicable.

WHEREAS, Section 10.1(i) of the Credit Agreement permits the Borrower to amend or otherwise modify Section 7.10 of the Credit Agreement with the written consent of the Required Covenant Lenders and without the consent of any other Lender;

WHEREAS, the Borrower and the parties hereto constituting the Required Covenant Lenders wish to amend the Credit Agreement on the terms set forth herein; and

WHEREAS, for purposes of this Amendment, the transactions described above, including this Amendment and the transactions contemplated herein, are collectively referred to herein as the “Transactions”.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments.

Sections 7.10(a), 7.10(b) and 7.10(c) of the Credit Agreement are, effective as of the Effective Date, hereby amended and restated in their entirety to read as follows (the Credit Agreement so amended, the “Amended Credit Agreement”):

“(a) Minimum Liquidity and Minimum Consolidated EBITDA.

(i) During the period commencing on the Closing Date and ending on the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.01(b) for the fiscal quarter ended September 30, 2022 and a duly completed Compliance Certificate as set forth in Section 6.02(b) demonstrating compliance with the financial covenants set forth in Sections 7.10(b) and 7.10(c) as of September 30, 2022 (such period, the “Extended Minimum Liquidity Period”), Borrower shall not permit the Liquidity as of the last day of any calendar week to be less than $75,000,000.

(ii) Borrower shall not permit the Consolidated EBITDA for the period commencing on January 1, 2022 and ending on June 30, 2022 to be less than ($10,000,000).

(iii) During the Extended Minimum Liquidity Period, the Borrower shall not, and shall cause each Restricted Subsidiary not to, directly or indirectly:

(A) make any Permitted Acquisition, unless, immediately after giving effect thereto on a Pro Forma Basis, minimum Liquidity, shall not be less than (x) for Permitted Acquisitions for which the cash consideration is less than $20,000,000, $75,000,000 or (y) for any other Permitted Acquisitions, $100,000,000;

(B) make any (x) Investments utilizing any portion of the Available Amount other than amounts attributable to clauses (b), (c) and (e) of the definition of Available Amount and (y) Restricted Payments or Junior Payments utilizing any portion of the Available Amount;

(C) make any (x) Investments in reliance on Section 7.02(k); (y) Restricted Payments in reliance on Section 7.06(g); and (z) Junior Prepayments in reliance on Section 7.12(i);

(D) declare or pay cash dividends on Crestview Preferred Stock in an aggregate amount exceeding $8,000,000 in any fiscal year in reliance on Section 7.06(k);

(E) repurchase common stock of the Borrower or options, warrants or other securities exercisable or convertible into such common stock (excluding any debt security that is convertible into, or exercisable for, common stock) in reliance on Section 7.06(j); and

(F) incur, assume or suffer to exist any Indebtedness under Section 7.03(j)(i), unless, on a Pro Forma Basis as of the last day of the Test Period most recently ended, (x) the Total Net Leverage Ratio is not greater than 5.25 to 1.00 and (y) the Interest Coverage Ratio is not less than 2.00 to 1.00.

(iv) During the Extended Minimum Liquidity Period, the Borrower shall deliver to the Administrative Agent for delivery to each Covenant Lender, within five (5) Business Days after the end of each calendar month, a certificate of a Responsible Officer setting forth in reasonable detail the computations necessary (as determined in good faith by the Borrower) to determine whether the Borrower and the Restricted Subsidiaries are in compliance with Section 7.10(a)(i) as of the end of each calendar week within such calendar month.

(v) The Borrower shall deliver to the Administrative Agent for delivery to each Covenant Lender, within five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(b) for the fiscal quarter ending June 30, 2022, a certificate signed by a Responsible Officer of the Borrower demonstrating compliance with Section 7.10(a)(ii).

(b) Interest Coverage Ratio. Borrower shall not permit the Interest Coverage Ratio as of the last day of any Test Period set forth below to be less than the ratio set forth below opposite such period:

Test Period Ending	Minimum Interest Coverage Ratio
September 30, 2022	2.00 to 1.00
December 31, 2022 and thereafter	2.50 to 1.00

(c) Total Net Leverage Ratio. Borrower shall not permit the Total Net Leverage Ratio on the last day of any Test Period set forth below to be greater than the ratio set forth below opposite such period:

Test Period Ending	Maximum Total Net Leverage Ratio
September 30, 2022	5.25 to 1.00
December 31, 2022	4.75 to 1.00
March 31, 2023	4.50 to 1.00
June 30, 2023 and thereafter	4.00 to 1.00

; provided that, if an Acquisition Period is continuing on the last day of any Test Period, Borrower shall not permit the Total Net Leverage Ratio on the last day of such Test Period set forth below to be greater than the ratio set forth below opposite such period:

Test Period Ending (during the Acquisition Period)	Maximum Total Net Leverage Ratio
September 30, 2022	5.25 to 1.00
December 31, 2022	4.75 to 1.00
March 31, 2023 and thereafter	4.50 to 1.00”

Section 2. Conditions to Effectiveness of Amendment.

The effectiveness of the terms of this Amendment shall be subject to satisfaction of the following conditions precedent (the date upon which this Amendment becomes effective, the “Effective Date”):

(a) Counterparts. The Administrative Agent having received the executed counterparts of this Amendment executed by the Borrower, each Guarantor, the Administrative Agent and the Required Covenant Lenders.

(b) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including (i) a fee for the account of each Covenant Lender that delivers a counterpart to this Amendment on or prior to the Effective Date equal to 0.125% of such Covenant Lender’s Revolving Commitment outstanding immediately prior to the Effective Date (including, for the avoidance of doubt, unused Revolving Commitment of such Covenant Lender, the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations owing to such Covenant Lender and such Covenant Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans) and (ii) to the extent invoiced prior to the Effective Date and required to be paid or reimbursed pursuant to Section 10.04 of the Credit Agreement, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(c) Closing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated as of the Effective Date, certifying as to the accuracy of the representations and warranties set forth in Section 3.

Section 3. Representations and Warranties.

On and as of the Effective Date, after giving effect to the Transactions, each of the Loan Parties hereby represents and warrants to the Administrative Agent and each Revolving Lender as follows:

(a) this Amendment has been duly executed and delivered by each Loan Party that is party hereto; the execution, delivery and performance by each Loan Party of this Amendment and performance of the Amended Credit Agreement by the Borrower have been duly authorized by all necessary corporate or other organizational action; and this Amendment and the Amended Credit Agreement each constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity;

(b) the representations and warranties contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Effective Date, as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, respectively; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, as applicable; and

(c) immediately prior to and after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing.

Section 4. Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Revolving Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Revolving Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Revolving Lenders shall be entitled to rely on any such Electronic

Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Revolving Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 5. Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.17 and 10.18 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 6. Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Reaffirmation.

Each Loan Party hereby expressly consents to the terms of this Amendment and the other Transactions and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to the Transactions, (ii) its guarantee of the Obligations under the Guaranty, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents and (iii) that such guarantee and grant continues in full force and effect in respect of, and to secure, the Obligations under the Amended Credit Agreement and the other Loan Documents.

Section 8. Effect of Amendment.

Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. For the avoidance of doubt, on and after the Effective Date, this Amendment shall for all purposes constitute a Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

VIAD CORP,

as the Borrower

By: /s/ Ellen M. Ingersoll
Name: Ellen M. Ingersoll
Title: Chief Financial Officer

Alaskan Park Properties, Inc.,
Pursuit Investment Holdings, Inc.,

CATC Alaska Tourism Corporation,

FlyOver Attractions, Inc.,

PURSUIT COLLECTION, INC.,

FlyOver Las Vegas, LLC,

GES Event Intelligence Services, Inc.,

OnPeak LLC,

GLOBAL EXPERIENCE SPECIALISTS, INC.,

ON Services – AV Specialists, Inc.,

as Guarantors

By: /s/ Elyse A. Newman
Name: Elyse A. Newman
Title: Treasurer

BANK OF AMERICA, N.A.,

as the Administrative Agent

By: /s/ Melissa Mullis
Name: Melissa Mullis
Title: Vice President

BANK OF AMERICA, N.A.,

as a Covenant Lender

By: /s/ Sally Gnirk
Name: Sally Gnirk
Title: Senior Vice President

TRUIST BANK,

as a Covenant Lender

By: /s/ Juan De Jesus-Caballero
Name: Juan De Jesus-Caballero
Title: SVP

KEYBANK NATIONAL ASSOCIATION,

as a Covenant Lender

By: /s/ David Raczka
Name: David Raczka
Title: Senior Vice President

BMO HARRIS BANK N.A.,

as a Covenant Lender

By: /s/ Sean Eyssautier
Name: Sean Eyssautier
Title: Vice President